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EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94636) pertaining to the Ultimate Electronics 401 (k) Retirement Savings Plan of our report dated June 14, 2002, with respect to the financial statements and schedules of Ultimate Electronics 401(k) Retirement Savings Plan in the Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Denver, Colorado
July 1, 2002

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Consent of Independent Auditors